THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.


                           RESTATED WARRANT AGREEMENT

                               FOR COMMON STOCK OF

                              IMC MORTGAGE COMPANY


WARRANT NO. __

        THIS CERTIFIES that, for value received, CONTITRADE SERVICES CORPORATION, or its permitted assigns registered on the books of the Company (collectively, the "Holder"), is entitled to purchase from IMC MORTGAGE COMPANY, a Florida corporation (the "Company"), at any time, and from time to time, on or after the date hereof and until 5 p.m. New York City time on March 31, 2011, ___________________________________________ shares (the "Shares") of fully paid and non-assessable shares of common stock of the Company (the "Common Stock"). The purchase price for each Share (the "Share Price") is ________ Dollars ($_____) divided by the total number of shares of Common Stock subject to this Warrant so that a total of $_____ will be paid if this Warrant is exercised in full, upon the terms and subject to the conditions set forth herein. Securities issuable upon exercise of this Warrant and the price payable therefor are subject to adjustment from time to time as hereinafter set forth. As used herein, the term "Warrant" shall include the warrant originally issued by the Company of which this warrant is part and any warrant or warrants hereafter issued in consequence of the exercise of this Warrant in part or transfer of this Warrant in whole or in part.

1. Exercise; Payment for Ownership Interest. Upon the terms and subject to the conditions set forth herein, this Warrant may be exercised in whole or in part by the Holder hereof at any time, or from time to time, on or after the date hereof by presentation and surrender of this Warrant to the principal offices of the Company, together with the Purchase Form annexed hereto, duly executed, and accompanied by payment to the Company of an amount equal to the Share Price multiplied by the number of Shares as to which this Warrant is then being exercised. Moreover, any transfer of Shares obtained by Holder in exercise of this Warrant is subject to the requirement that such securities are registered under the Securities Act of 1933 and applicable state securities laws or are exempt from registration under such laws. The Holder of this Warrant shall be deemed to be a shareholder of the Shares as to which this Warrant is exercised in accordance herewith effective immediately after the close of business on the date on which the Holder shall have delivered to the Company this Warrant in proper form for exercise and payment by certified or official bank check or wire transfer of the cash purchase price for the number of Shares as to which the exercise is being made, or by delivery to the Company of securities of the Company having a value equal to the cash purchase price for such number of Shares. If this Warrant shall be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Shares purchasable hereunder as to which the Warrant has not been exercised. If this Warrant is exercised in part, such exercise shall be for a whole number of Shares. Upon any exercise and surrender of this Warrant, the Company (a) will issue and deliver to the Holder a certificate or certificates in the name of the Holder for the number of Shares to which the Holder shall be entitled, and (b) will deliver to the Holder such other securities, properties and cash which the Holder may be entitled to receive upon such exercise, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

2. Agreement of Holder. The Holder acknowledges that this Warrant is unregistered and accordingly that it will not be transferred or sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an exemption therefrom and in compliance with all state securities laws.

3. Adjustments. Securities issuable upon exercise of this Warrant and the Share Price shall be subject to adjustment from time to time as follows:

        3.1 Exercise of Employee Options under Option Plan. In December 1995, the Company's predecessor adopted an option plan (as it may be amended from time to time, the "Plan") for key employees of the Company and certain other persons. No adjustment in the number of Shares shall be made in respect of options and/or shares of Common Stock granted under the Plan unless the number of options and/or shares of Common Stock so granted exceeds the maximum number of shares of Common Stock issuable under the Plan on the date the Plan was first adopted by the Company's predecessor. If the Company shall issue options for shares of Common Stock under the Plan in excess of the shares of Common Stock issuable under the Plan at the time the Plan was first adopted by the Company's predecessor, then the Shares issuable under this Warrant shall be adjusted so that, if this Warrant were exercised immediately after all such shares of Common Stock issuable under the Plan were issued, the Holder will be entitled to receive that number of shares of Common Stock as will represent the percentage of outstanding shares of Common Stock subsequent to such occurrence (including the shares issuable under the Warrant) equal to the percentage of the outstanding shares of Common Stock that the Holder would have been entitled to possess if this Warrant was exercised in full prior to such excess shares being issued. The Company shall not grant options or issue shares of Common Stock under the Plan and all other plans or other arrangements with employees of the Company in excess of twelve percent (12%) of the aggregate number of shares of Common Stock outstanding on the date hereof (assuming this Warrant is exercised in full), provided however that this provision shall not prevent the Company from selling securities to its employees at the fair market value of such securities.

        3.2 Reorganization, Reclassification, Consolidation, Merger or Sale; Distributions.

               (a) If any capital reorganization or reclassification of the Company, or any consolidation or merger of the Company with another person, or the sale, transfer or lease of all or substantially all of its assets to another person shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for their shares, then provision shall be made, in accordance with this
Section 3.2, whereby the Holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant Agreement and in addition to or in lieu of, as applicable, the
Shares subject to this Warrant immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such securities or assets as would have been issued or payable with respect to or in exchange for the aggregate Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby if exercise of the Warrant had occurred immediately prior to such reorganization, reclassification, consolidation, merger or sale. The Company will not effect any such consolidation, merger, sale, transfer or lease unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing or leasing such assets shall assume by written instrument (i) the obligation to deliver to such Holder such securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and (ii) all other obligations of the Company under this Warrant. The Company shall not sell or lease any securities or assets of the Company to any holder of securities of the Company for a consideration of less than that believed by the Company, in good faith, to be the fair market value of such securities or assets, or purchase or lease any securities or assets from any holder of securities of the Company for a consideration of more than that believed by the Company, in good faith, to be the fair market value of such securities or assets, provided, however, that this restriction shall not apply to ordinary course purchases and sales of mortgage loans, provided further that this proviso shall not be used as a device to avoid the purpose of this Section.

               (b) If, at any time or from time to time after the date of this Warrant, the Company shall distribute to the holders of shares of Common Stock
(i) securities, (ii) property, other than cash, or (iii) cash, without fair payment therefor, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive such securities, property and cash which the Holder would hold on the date of such exercise if, on the date of this Warrant, the Holder had been the holder of record of the shares of Common Stock subscribed for upon such exercise and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares of Common Stock and the securities, property and cash receivable by the Holder during such period, subject, however, to the Holder agreeing to any conditions to such distribution as were required of all other Holders of shares of Common Stock in connection with such distribution. If the securities to be distributed by the Company involve rights, warrants, options or any other form of convertible securities and the right to exercise or convert such securities would expire in accordance with its terms prior to the exercise of this Warrant, then the terms of such securities shall provide that such exercise or convertibility right shall remain in effect until thirty (30) days after the date the Holder of this Warrant receives such securities pursuant to the exercise hereof. The provisions of this Section 3.2(b) shall not apply to the issuance by the Company (a) under the Pre-IPO Agreement dated as of March 30, 1996 by and among Industry Mortgage Company, L.P. (the "Partnership") and each of the Partnership's limited partners who are signatories thereto (the "Pre-IPO Agreement") of Incentive Options under the Incentive Option Pool as in effect on the date hereof (and the shares of Common Stock issuable thereunder) or (b) of shares of Common Stock upon the conversion of (x) up to 2006 shares of Series A Redeemable Preferred Stock issued in respect of the acquisition by the Company of the assets and business of Mortgage Central Corporation (as such Series A Redeemable Preferred Stock is in effect on the date hereof) and (y) the $1.8 million Convertible Secured Debenture due September 18, 1996 held by Rotch Property Group Limited (as in effect on the date hereof), but once such securities are issued shall apply to any further issuance or distributions with respect to such securities. The terms "Incentive Options" and "Incentive Option Pool" shall have the meanings attributable thereto in the Pre-IPO Agreement.

               (c) In addition to those adjustments set forth in Sections 3.2(a) and (b), but without duplication of the adjustments to be made under such Sections, if the Company:

                (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (ii) subdivides  its  outstanding  shares of Common  Stock into a greater number of shares;

              (iii) combines  its  outstanding  shares   of  Common  Stock  into
                    a smaller number of shares;

              (iv) makes a distribution on of its Common Stock in shares of its capital stock other than Common Stock; and/or

               (v) issues, by reclassification of its Common Stock, any shares of its capital stock;

then the number and kind of Shares purchasable upon exercise of this Warrant shall be adjusted so that the Holder upon exercise hereof shall be entitled to receive the kind and number of Shares or other securities of the Company (such other securities thereafter enjoying the rights of Shares under this Warrant) that the Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 3.2(c) shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event.

               The adjustment to the number of Shares purchasable upon the exercise of this Warrant described in this Section 3.2(c) shall be made each time any event listed in paragraphs (i) through (v) of this Section 3.2(c) occurs.

               (d) Simultaneously with all adjustments to the number and/or kind of securities, property and cash to be issued in connection with the exercise of this Warrant, the Share Price will also be appropriately adjusted so that at all times the Holder and all subsequent holders of this Warrant (whether in whole or in part) would not pay more than twenty dollars ($20.00) to exercise this Warrant in full.

        3.3 Other Action Affecting Shares. If the Company takes any action affecting its shares of Common Stock after the date hereof, other than an action described in any of Sections 3.1 and 3.2, which would in any way diminish the value of this Warrant hereunder, then this Warrant shall be adjusted as to the Shares purchasable hereunder in such manner as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

        3.4 Notice of Adjustments. Upon each adjustment or readjustment of the Share Price or in the nature of the securities or other property receivable upon the exercise of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company will forthwith mail, by first class mail, postage prepaid, a copy of each such certificate addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company.

        3.5    Other Notices.  If at any time:

               (a) the Company shall (i) offer for subscription pro rata to the holders of shares of the Common Stock any additional equity in the Company or other rights; (ii) pay a dividend in additional shares of the Common Stock or distribute securities or other property to the holders of shares of the Common Stock (including, without limitation, evidences of indebtedness and equity and debt securities); or (iii) issue securities convertible into, or rights or Warrants to purchase, securities of the Company;

               (b) there shall be any capital reorganization or reclassification or consolidation or merger of the Company with, or sale, transfer or lease of all or substantially all of its assets to, another entity; or

               (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least 15 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such subscription rights, dividend, distribution or issuance, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days prior written notice of the date when the same shall take place if no stockholder vote is required and at least 15 days prior written notice of the record date for stockholders entitled to vote upon such matter if a stockholder vote is required. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such subscription rights, the date on which the holders of shares of Common Stock shall be entitled to exercise their rights with respect thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

4. No Voting Rights. Except as otherwise provided herein, this Warrant shall not be deemed to confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

5.      Warrants Transferable.

               (a) Subject to the provisions of Section 2, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal offices of the Company by the Holder hereof, upon surrender of this Warrant properly endorsed; provided, however, that without the prior written consent of the Company, this Warrant and all rights hereunder may be transferred only (i) to an Affiliate of the initial Holder hereof or successor in interest to any such person; or (ii) pursuant to the registration of this Warrant or the Shares under the Securities Act of 1933 or subsequent to three years from the date hereof an exemption under Rule 144 or other exemption from such registration.

               (b) Prior to the time the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, if the Holder receives a bona fide offer from a proposed purchaser of the Warrant or any Shares obtained in exercise of this Warrant ("Proposed Purchaser") in connection with the proposed sale of the Warrant or any Shares in a private placement, then Holder will give the Company written notice (the "First Refusal Notice") of the identity of the Proposed Purchaser and the terms of the proposed purchase providing a copy of the offer if in writing. The Company shall have ten (10) business days from receipt of the First Refusal Notice (the "Response Period") to advise the Holder if the Company (or its designee) wishes to acquire the Warrant or such shares on the same terms as are set forth in the First Refusal Notice. If the Company (or its designee) elects to acquire the Warrant, or any Shares obtained in exercise of this Warrant, then the Holder shall sell to the Company (or its designee), and the Company (or its designee) shall purchase from the Holder, within thirty (30) days of responding to the Holder the Warrant or such Shares on such terms. If the Company (or its designee) does not elect to purchase the Warrant or such Shares as described above, then the Holder may sell the Warrant or such Shares to the person and on the terms provided in the First Refusal Notice at any time for one hundred twenty (120) days after the expiration of the Response Period. If the transaction does not occur within such one hundred twenty-day period, then any sale thereafter shall again by subject to the right of first refusal provided herein.

               (c) Subsequent to the time the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, if Holder determines that Holder wishes to dispose in a private placement of the Warrant or any Shares obtained in the exercise of this Warrant then before contacting a third party to sell the Warrant or such shares and before accepting an offer from a third party to purchase the Warrant or such shares, Holder will give the Company written notice (the "First Offer Notice") advising the Company of Holder's wish to dispose of the Warrant or such shares and indicating, in good faith, the price Holder will accept for the Warrant or such shares. The Company shall have thirty (30) days after its receipt of the First Offer Notice (the "Opportunity Period") to reach an agreement with Holder, or to arrange an agreement between a third party and Holder, for a price and terms acceptable to Holder. Holder agrees not to reach an agreement to sell the Warrant or such shares with any third party (other than one acceptable to the Company) during the Opportunity Period. If no agreement is reached between Holder and Company or a third party acceptable to the Company during the Opportunity Period, Holder may, for a period of one hundred twenty (120) days following the end of the Opportunity Period, sell the Warrant or such shares for any price and on any terms acceptable to Holder. If no such sale occurs within that one hundred twenty (120) day period, the Warrant and such shares shall again become subject to the Company's first offer opportunity rights described above.

               (d) Sections 5(b) and (c) shall not apply to any sale or proposed sale of the Warrant or any Shares pursuant to a registration statement that has become effective under the Securities Act of 1933, as amended, or any other sale occurring on a securities exchange or through the Nasdaq Stock Market (including but not limited to Rule 144 under the Securities Act of 1933, as amended) or any sale, transfer or conveyance to an Affiliate of the Holder.

               (e) Any proposed transfer in violation of this provision will be void.

6. Warrants Exchangeable; Loss, Theft, Destruction, Etc.. This Warrant is exchangeable, upon surrender hereof by the Holder hereof at the principal offices of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the Shares which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe for and purchase such Shares (not to exceed the maximum aggregate Shares which may be purchased hereunder) as shall be designated by such Holder hereof at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the Holder hereof a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the Shares which may be subscribed for and purchased hereunder.

7.  Legends;   Investment   Representations.   Any  certificate  evidencing  the
securities issued upon exercise of this Warrant shall bear a legend in substantially the following form:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

8.      Registration.

        8.1 Definitions. The following additional definitions shall apply for purposes of this Section 8:

               (a) The term "Abbreviated Registration Statement" means a registration statement on Form S-3 or any similar or successor form in which financial statements and other detailed information about the issuer are incorporated by reference from the issuer's periodic reports filed under Securities Exchange Act of 1934.

               (b) The term "Act" means the Securities Act of 1933, as amended, or any successor legislation thereto.

               (c) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (d) The term "Registrable Securities" means (1) the Shares issuable or issued upon exercise of this Warrant, and (2) any securities of the Company issued as (or issuable upon the conversion or exercise of any Warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Shares, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 8 are not assigned and any such securities as to which restrictive legends restricting transfer under the Act are lifted pursuant to Rule 144(k) under the Act (or any successor rule) or any other exemption from registration under the Act in which the subsequent disposition of such securities by the Holder does not require registration under the Act.

        8.2 Right to Include Registrable Stock. If the Company proposes to register any of its securities under the Act for its own account for sale for cash (other than a registration on Form S-4 or Form S-8, or any successor or similar forms) (the "Offering"), it will each such time promptly give written notice to the Holder. Upon the written request of the Holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company will use its reasonable efforts to effect the registration under the Act of all Registrable Securities which the Company has been requested to register by the Holder in accordance with the intended methods of distribution specified in such request; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Holder and, thereupon, will be relieved of its obligation to register any Registrable Securities in connection with such registration, (ii) in case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of Registrable Securities for the same period as the delay in registering such other securities, and (iii) the amount of Registrable Securities of the Holder which will be registered shall not exceed a pro rata portion of all shares of Common Stock owned by persons other than the Company then being registered in accordance with Section 8.4; provided, however, that the provisions of this Section 8.2 will not be deemed to limit or otherwise restrict the rights of Holder under Section 8.3 hereof.

        8.3 Demand Registration. At any time commencing after the later to occur of (i) the time there has been a closing of an initial public offering of securities of the Company under the Securities Act of 1933, or (ii) December 31, 1998, the Holder shall have the right on two occasions to demand on each such occasion the registration of up to 50% of all Registrable Securities then held by the Holder, provided that if at the time of such request the aggregate value of all Registrable Securities held by the Holder (based on the low end of the expected range of the offering price of such securities) is equal to or less than $10,000,000, the Holder may demand the registration of all of the Registrable Securities then held by the Holder. If the Holder makes such request, the Company shall, in accordance with Section 8.5, register for sale such Registrable Securities under the Act, provided that the Company shall be able to delay the filing (but not the preparation) of any such registration statement for a period of not more than one hundred and twenty days from the date it would otherwise be required to be filed (but in any event not later than the next filing of the Company's Form 10-K). Notwithstanding the limitations on the Holder's right to demand registration pursuant to this Section 8.3, if the registration statement that is required to be filed hereunder is withdrawn for any reason (which shall not in any way diminish the obligations of the Company under Section 8.5) before, at or after effectiveness, if the Company shall fail to keep such registration statement current as required by Section 8.5 or if the Company shall fail to register all Registrable Securities requested to be registered, then in addition to any remaining demand registration right held by the Holder under this Section 8.3, the Holder shall have one additional demand registration right so long as the conditions herein above set forth are satisfied.

        8.4 Priority. If the managing underwriter for a registration involving an underwritten offering advises the Company in writing that, in its opinion, the number of securities of the Company (including Registrable Securities) requested to be included in such registration by the holders thereof exceeds the number of securities of the Company (the "Sale Number") which

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can be  sold in an  orderly  manner  in  such  offering  within  a  price  range acceptable to the Company, the Company will include (i) first, all securities of the Company that the Company proposes to register for its own account and (ii) second, to the extent that the number of securities of the Company to be included by the Company is less than the Sale Number, a number of the Registrable Securities equal to the number derived by multiplying (a) the difference between the Sale Number and the securities proposed to be sold by the Company, and (b) a fraction the numerator of which is the number of Registrable Securities originally requested to be registered by the Holder and the denominator of which shall be the aggregate number of all securities requested to be registered by all holders of the Company's securities (other than securities being registered by the Company itself). By way of example, if the Holder requests registration of 500 shares and only one other holder of shares of Common Stock requests registration and seeks to register 1000 shares and the Company seeks to register 3000 shares and the Sale Number is 4200, then the Holder will be entitled to register 400 shares of Common Stock. The restrictions set forth in this Section 8.4 will no longer be applicable to the extent that the Company grants registration rights to any other holder (other than Rotch Property Group Limited pursuant to that $1.8 million Convertible Secured Debenture dated March 18, 1996 as such registration rights exist on the date hereof) that are more favorable to such holder than the registration rights granted hereunder and in such event the Holder shall automatically receive rights no less favorable than those granted to such other holder.

        8.5 Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company will, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such of the Registrable Securities as are set forth in the request as promptly as practicable following the date such obligation arises (but in any event not later than 90 days following such date), use its reasonable best efforts to cause such registration statement to become effective and use its reasonable best efforts to keep such registration statement effective for up to one year (nine months in the case of a registration statement that is not an Abbreviated Registration Statement) but not after such securities cease being Registrable Securities.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all Registrable Securities covered by such registration statement.

               (c) Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Holder.

               (d) Use its efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required to

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qualify to do business,  subject itself to taxation or to file a general consent to service of process in any such states or jurisdictions.

               (e) Notify the Holder, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (f) Cause the securities of the Holder to be listed or designated for trading on such securities exchange or automated quotation system as any securities of the same class of the Company are then listed or quoted or, if no such listing or quotation then exists, as reasonably determined by the Company.

               (g) Make documents, files, books, records, officers, directors and employees of the Company available to the Holder and provided the Holder's underwriters, if any, shall have agreed to be bound by the provisions of this
Section 8.5(g), to such underwriters, and make such other accommodations as are reasonably necessary for the Holder and the Holder's underwriters, if any, to perform a due diligence review of the Company; provided, however, that all such information ("Confidential Information") will be kept confidential and not utilized by Holder except as contemplated herein and except as required by law or court order. The term "Confidential Information" does not include information which (i) is already in possession of such other party (other than that which is subject to another confidentiality agreement), (ii) becomes generally available to the public, or (iii) becomes available on a non-confidential basis from a source other than the Company.

               (h) Provide such opinions, certifications, indemnifications, and take such other actions, including, without limitation, entering into such agreements (including underwriting agreements), as are reasonably required and appropriate, to permit the Holder to make a public offering of the Registrable Securities requested to be registered.

        8.6 Furnish Information. The Company's obligation to cause any registration statement to become effective in connection with distribution of any Registrable Securities pursuant to this Agreement is contingent upon the Holder, with reasonable promptness, furnishing to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities, as is required to effect the registration of the Registrable Securities.

        8.7  Indemnification.  In the  event  of  any  registration  under  this
Agreement:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless the Holder and its officers, directors and Affiliates (and their officers and directors), any underwriter (as defined in the Act) for the Holder and each person (and its officers and directors), if any, who controls the Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims,

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

damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law, and the Company will pay to the Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor will the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (1) a Violation which occurs solely as the result of the written information furnished expressly for use in connection with such registration by the Holder, underwriter or controlling person or (2) with respect to the Underwriter and controlling person of such Underwriter (and their respective officers and directors), a Violation which results from the fact that there was not sent or given to a person who bought Registrable Securities, at or prior to the written confirmation of the sale, a copy of the final prospectus, as then amended or supplemented, if the Company had previously furnished copies of such prospectus hereunder and such prospectus corrected the misstatement or omission forming the basis of the Violation.

               (b) To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter and any controlling person of any such underwriter or other holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or action in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely as a result of the written information furnished by the Holder expressly for use in connection with such registration; and such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection (b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Holder's liability pursuant to this Section 8.7(b) shall be limited to the amount of the net proceeds received by the Holder from the sale of the Registrable Securities sold by it, and further provided that the indemnity agreement contained in this subsection (b) does not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

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

               (c) Promptly  after  receipt by an  indemnified  party under this
Section 8.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.7, deliver to the indemnifying party a written notice of the commencement of such action and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) will have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in the same proceeding. If the indemnifying party shall fail to defend the action, or conducts a defense which is not reasonably adequate in light of the circumstances, the indemnified party may conduct its own defense and shall be entitled to reimbursement for the costs of such defense. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 8.7, except to the extent that the indemnifying party is materially prejudiced by such failure. The omission so to deliver written notice to the indemnifying party does not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.7. No indemnifying party under this Agreement will enter into any settlement or consent to any entry of judgment which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of such claim or litigation.

               (d) If the indemnification provided for in this Section 8.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party or is insufficient to indemnify an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of or in addition to, as appropriate, indemnifying such indemnified party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The obligation of the Holder to make a contribution pursuant to this Section 8.7(d) shall be limited to the net proceeds received by the Holder from the sale of the Registrable Securities sold by it, less any amounts paid pursuant to Section 8.7(b).

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

               (e) The obligations of the Company and the Holder under this Section will survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

        8.8 Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to Section 8 of this Agreement, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, qualification or compliance will be borne by the Company, except that the Company will not be required to pay underwriters' discounts, commissions, or stock transfer taxes relating to the Registrable Securities or the fees and disbursements of counsel to the Holder, other than as set forth in this Section 8.

        8.9 Amendments. Any term of this Section 8 may be amended only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment effected in accordance with this paragraph will be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

9. Miscellaneous. The Company shall pay all expenses and other charges payable in connection with the preparation, issuance and delivery of this Warrant and all substitute Warrants other than as set forth in this Section 9. The Holder shall pay all taxes (other than any issuance taxes, including, without limitation, documentary stamp taxes, transfer taxes and other governmental charges, which shall be paid by the Company) in connection with such issuance and delivery of the Warrants and the Shares.

               The Company shall maintain, at the office or agency of the Company maintained by the Company, books for the registration and transfer of the Warrant.

10. Reservation of Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, solely for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of this Warrant, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of this Warrant.

               The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to the Holder pursuant to Section 3.5 hereof.

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               The Company  covenants  that all Shares  which may be issued upon exercise of this Warrant will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

11. Obtaining Stock Exchange Listings. The Company will, from time to time, take all actions which may be necessary so that the Shares, immediately upon their issuance upon the exercise of this Warrant, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed; provided, however, that this provision will not be construed to require registration of such Shares except as otherwise provided in this Agreement and no listing will be required to the extent such listing would violate applicable laws, regulations and exchange regulations.

12. Adjustment of Number of Shares Issuable and Exercise Price. The number of Shares issuable upon the exercise of this Warrant and the Share Price are subject to adjustment from time to time upon the occurrence of the events enumerated in Section 3. For purposes of this Warrant, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

13. Descriptive Headings and Governing Law. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with the laws of the State of Delaware, and the rights of the parties shall be governed by, the law of such State.

               IN WITNESS WHEREOF, this Warrant Agreement has been executed as of the _____ day of _______________, 1996.

                      IMC MORTGAGE COMPANY


                      By:___________________________________________________
                         Its:_______________________________________________



                      CONTITRADE SERVICES CORPORATION


                      By:___________________________________________________
                         Its:_______________________________________________


                      By:___________________________________________________
                         Its:_______________________________________________

                                      -15-




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                                  PURCHASE FORM

                                                  Dated:__________________, 19__

        The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ________ Shares and hereby makes payment of $_______________ in payment of the exercise price thereof.


                                      __________________________________________

















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